UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 17, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2006, Cell Therapeutics, Inc. (the “Corporation”) filed a Current Report on Form 8-K (the “Current Report”) stating, in part, that certain of its non-employee directors had received an additional retainer for exceptional contributions made in 2004 and 2005. This Amendment No. 1 restates the final sentence of the fourth paragraph of the Current Report as follows:

“Further, each of Drs. Nudelman, Mundinger and Gregorian received an additional retainer equal to 50% of the annual retainer in place during 2005, which additional retainer is equal to $20,000 in the case of Dr. Nudelman and $9,000 in the cases of Drs. Mundinger and Gregorian.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: April 11, 2006	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance & Administration